      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2001
                                                  REGISTRATION NO. 333- ________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                              OCULAR SCIENCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                         94-2985696
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              -------------------

                        1855 GATEWAY BOULEVARD, SUITE 700
                            CONCORD, CALIFORNIA 94520
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                              -------------------

                              OCULAR SCIENCES, INC.
              AMENDED AND RESTATED 1997 DIRECTORS STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                              -------------------


        SIDNEY B. LANDMAN                                   COPY TO:
  VICE PRESIDENT, FINANCE, CHIEF                      JEFFREY T. PERO, ESQ.
 FINANCIAL OFFICER, SECRETARY AND                       LATHAM & WATKINS
            TREASURER                                 505 MONTGOMERY STREET
      OCULAR SCIENCES, INC.                                SUITE 1900
1855 GATEWAY BOULEVARD, SUITE 700                SAN FRANCISCO, CALIFORNIA 94111
    CONCORD, CALIFORNIA 94520                            (415) 391-0600
          (925) 969-7000

                              -------------------

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE FOR AGENT FOR SERVICE)

===================================================================================================
                             CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                                              PROPOSED      MAXIMUM
                                                              MAXIMUM      AMOUNT OF
                                                AMOUNT        OFFERING     AGGREGATE    AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED         TO BE          PRICE        OFFERING   REGISTRATION
                                             REGISTERED(1)  PER SHARE(2)    PRICE(2)      FEE(2)
---------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, reserved
for issuance upon exercise of options
granted under the Plan.....................   100,000       $22.265         $2,226,500    $556.63
===================================================================================================

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Ocular Sciences, Inc. Amended and Restated 1997 Directors Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Ocular Sciences, Inc.

(2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to these unissued shares is based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 31, 2001.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        By a Registration Statement on Form S-8 filed with the Commission on August 6, 1997, Registration No. 333-32999, Ocular Sciences, Inc., a Delaware corporation (the "Registrant"), previously registered 300,000 shares of its common stock, par value $0.001 per share ("Common Stock"), reserved for issuance from time to time in connection with the Registrant's 1997 Directors Stock Option Plan (the "Plan"). At the Registrant's Annual Meeting of Shareholders on November 28, 2000, the Registrant's shareholders approved an amendment to the Plan increasing the number of shares of Common Stock that are authorized and reserved for issuance under the Plan by 100,000 shares. By this Registration Statement, the Registrant is registering the additional 100,000 shares of Common Stock issuable under the Plan, as amended and restated.

        The following documents which have been filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

               1. Registration Statement on Form S-8 (File No. 333-32999) filed on August 6, 1997;

               2. Registrant's Annual Report on Form 10-K and on Form 10-K/A for
                  the year ended December 31, 2000 filed pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (including items incorporated by reference from the Registrant's Proxy Statement for its 2001 Annual Meeting of Stockholders), which Annual Report contains audited consolidated balance sheets as of December 31, 2000 and 1999 and the consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2000;

               3. Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001;

               4. Registrant's Current Report on Form 8-K filed February 26,
                  2001.

               5. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed on May 30, 1997, including any amendment or report filed for the purpose of updating such description; and

               6. All documents filed by the Registrant with the Securities and
                  Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.

ITEM 8.    EXHIBITS.

Exhibit
Number     Description
-------    -----------
5.1        Opinion of Latham & Watkins.

23.1       Consent of Latham & Watkins (included in Exhibit 5.1).

23.2       Consent of KPMG LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

99.1       Registrant's Amended and Restated 1997 Directors Stock Option Plan
           (incorporated herein by reference from Exhibit 10.03 of Registrant's
           Annual Report on Form 10-K/A for the year ended December 31, 2000).

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Concord, State of California, on this 7th day of June, 2001.


                               OCULAR SCIENCES, INC.


                               /s/ Sidney B. Landman
                               -------------------------
                               Sidney B. Landman
                               Vice President, Finance, Chief Financial Officer, Secretary and Treasurer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, John D. Fruth and Sidney B. Landman and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                          TITLE                                       DATE
---------                          -----                                       ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ John D. Fruth                  Chief Executive Officer, President          June 7, 2001
----------------------             and Chairman of the Board of Directors
    John D. Fruth


PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING OFFICER:

/s/ Sidney B. Landman              Vice President, Finance, Chief Financial   June 7, 2001
---------------------------        Officer, Secretary and Treasurer
    Sidney B. Landman


ADDITIONAL DIRECTORS:

/s/ Terence M. Fruth               Director                                   June 7, 2001
---------------------------
    Terence M. Fruth

/s/ William R. Grant               Director                                   June 7, 2001
---------------------------
    William R. Grant

/s/ Francis R. Tunney              Director                                   June 7, 2001
---------------------------
    Francis R. Tunney

/s/ Terrance H. Gregg              Director                                   June 7, 2001
---------------------------
    Terrance H. Gregg

                                  EXHIBIT INDEX



Exhibit
Number     Description
-------    -----------
5.1        Opinion of Latham & Watkins.

23.1       Consent of Latham & Watkins (included in Exhibit 5.1).

23.2       Consent of KPMG LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

99.1       Registrant's Amended and Restated 1997 Directors Stock Option Plan
           (incorporated herein by reference from Exhibit 10.03 of Registrant's
           Annual Report on Form 10-K/A for the year ended December 31, 2000).